Exhibit 5.1

www.securitieslegal.com

September 16, 2024

Focus Universal Inc.

2311 East Locust Court

Ontario, California

Ladies and Gentlemen:

We have acted as special counsel to Focus Universal Inc., a Nevada corporation (the “Company”), in connection with a prospectus supplement, dated September 16, 2024 (the “Prospectus Supplement”) to the prospectus which forms a part of a Registration Statement (as amended from time-to-time, referred to as the “Registration Statement”) on Form S-3 filed by the Company on October 8, 2024 (Registration No. 333-260180, under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on November 16, 2021, and supplemented of even date herewith, the supplement relating to the public offering of 3,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are to be sold pursuant to that certain securities purchase agreement, dated as of September 15, 2024 by and between the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, (c) the Registration Statement, all documents incorporated therein by reference and all exhibits thereto, (d) the Prospectus Supplement, (e) the Purchase Agreement and all the schedules and exhibits thereto and (f) the placement agency agreement, dated September 15, 2024, by and between the Company and Univest Securities LLC (the “Placement Agency Agreement”). In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and their representatives, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, and Chapter 78 of the Nevada Revised Statutes. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of New York, and Chapter 78 of the Nevada Revised Statutes.

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Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Shares have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)	the Shares, when issued and sold as described in the Registration Statement, the Prospectus Supplement, the Purchase Agreement and the Placement Agency Agreement, were validly issued, fully paid and non-assessable;

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on September 16, 2024, incorporated by reference into the Registration Statement Supplement, and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Corporate Securities Legal LLP

Corporate Securities Legal LLP

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